                                    FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       PHOENIX DUFF & PHELPS CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                  95-4191764
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              56 Prospect Street
                       Hartford, Connecticut 06115-0480
                   (Address of principal executive offices)


       Securities to be registered pursuant to Section 12(b) of the Act:


                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------

6% Convertible Subordinated Debentures          New York Stock Exchange, Inc.
Due 2015


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Item 1.   Description of Registrant's Securities to be Registered.
------    -------------------------------------------------------

               A description of the Registrant's 6% Convertible Subordinated Debentures due 2015 (the "Debentures") to be registered hereby is contained on pages 65 through 69, inclusive, of the Prospectus/Proxy Statement dated September 26, 1995 which was filed with the Commission as part of the Registrant's Registration Statement on Form S-4, No. 33-97292, as amended, and such description is incorporated herein by this reference.

Item 2.   Exhibits.
------    --------

          No.                     Document
          ---                     --------

          4.1 Restated Certificate of Incorporation, as amended, of the Registrant, which was filed as Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated November 15, 1995, and is incorporated herein by this reference.

          4.2 Form of Indenture between the Registrant and Harris Trust and Savings Bank as trustee relating to the Debentures.

          4.3         Form of Debenture.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 30th day of March, 1998.

                      PHOENIX DUFF & PHELPS CORPORATION



                      By:   /s/ William R. Moyer
                         --------------------------------------
                             William R. Moyer
                              Senior Vice President and
                              Chief Financial Officer